QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.3

CONSENT OF INTERNAL QUALIFIED RESERVES EVALUATOR

        In connection with Nexen Inc.'s Registration Statement on Form F-10 and related short form prospectus dated June 15, 2011, and any amendments thereto, and any documents incorporated by reference therein (the "Registration Statement"), I, Ian R. McDonald, hereby consent to the use of and reference to my name and the information derived from my Report on Reserves Data dated February 16, 2011, as described or incorporated by reference in the Registration Statement.

By:	/s/ IAN R. MCDONALD Ian R. McDonald Internal Qualified Reserves Evaluator

Calgary, Alberta, Canada
June 15, 2011

QuickLinks

  Exhibit 5.3
CONSENT OF INTERNAL QUALIFIED RESERVES EVALUATOR